UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2010

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and Sections 6 through 9 are not applicable and therefore omitted.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 12, 2010, Rimage Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 9,485,385 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 9,078,922 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

Proposal 1.    To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Sherman L. Black	7,628,202	34,804	1,415,916
James L. Reissner	7,307,886	355,120	1,415,916
Steven M. Quist	7,627,313	35,693	1,415,916
Thomas F. Madison	7,594,967	68,039	1,415,916
Lawrence M. Benveniste	7,627,302	35,704	1,415,916
Philip D. Hotchkiss	7,627,290	35,716	1,415,916

Proposal 2.    To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-Vote
8,701,742	370,384	6,796	-0-

As a result, at the Annual Meeting, each nominee was elected as a director of the Company and the appointment of KPMG LLP was ratified and approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:   May 13, 2010